Exhibit 21

SUBSIDIARIES OF COHU, INC.

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
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Delta Design, Inc. (1)	Delaware
FRL, Incorporated	California
Delta Design (Littleton), Inc.	Delaware
Cohu Foreign Sales Ltd.	Barbados
Kita USA, Inc.	Massachusetts
Xcerra Corporation (4)	Massachusetts
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(1) Delta Design, Inc. owns the following subsidiaries:
Delta Design Singapore PTE LTD	Singapore
Delta Design Philippines LLC	Delaware
Cohu S.A.	Costa Rica
Delta Design Europe GmbH	Germany
Rasco GmbH (2)	Germany
Rosenheim Automation Systems Corporation	California
Ismeca Semiconductor Holding SA (3)	Switzerland
(2) Rasco GmbH owns the following subsidiary:
Kita Manufacturing Co., LTD.	Japan
(3) Ismeca Semiconductor Holding SA owns the following subsidiaries:
Ismeca Europe Semiconductor SA	Switzerland
Cohu Malaysia Sdn. Bhd.	Malaysia
Ismeca Semiconductor (Suzhou) Co Ltd	China
(4) Xcerra Corporation owns the following subsidiaries:
LTX-Credence (Deutschland) GmbH (5)	Germany
LTX-Credence France S.A.S.	France
LTX-Credence Italia S.r.l.	Italy
LTX Asia International, Inc. (6)	Delaware
LTX-Credence Sdn BhD. (7)	Malaysia
LTX LLC	Delaware
Multitest Electronic Systems Inc.	Delaware
Everett Charles Technologies LLC	Delaware
Credence Capital Corporation	California
Xcerra International Inc. (8)	Delaware
Credence International Ltd. (9)	British Virgin Islands
LTX-Credence Systems KK	Japan
Credence Semiconductor Test System (Shanghai) Co., Ltd.	China
Xcerra (Thailand) Company Limited	Thailand
Credence Systems (M) Sdn BhD	Malaysia
Everett Charles Technologies Board Test Manufacturing Ltd Co.Hungary	Hungary
Credence Systems (UK) Limited	United Kingdom
LTX-Credence Armenia L.L.C.	Republic of Armenia
Everett Charles Technologies Mexico, S. de R.L. de C.V.	Mexico
(5) LTX-Credence (Deutschland) GmbH owns the following subsidiaries:
atg-Luther & Maelzer GmbH	Germany
Multitest GmbH	Germany
atg-Luther & Maelzer Asia Ltd.	Taiwan
Multitest elektronische Systeme GmbH	Germany
(6) LTX Asia International, Inc. owns the following subsidiaries:
LTX (Shanghai) Co., Ltd.	China
(7) LTX-Credence Sdn BhD. owns the following subsidiaries:
Multitest Electronic Systems (Philippines) Corporation	Philippines
Multitest Electronic Systems (Penang) Sdn. Bhd.	Malaysia
(8) Xcerra International Inc. owns the following subsidiaries:
Credence Systems Korea Ltd.	South Korea
(9) Credence International Ltd. owns the following subsidiaries:
Credence Malta Limited	Malta
LTX-Credence Singapore Pte Ltd.	Singapore
NPTest de Costa Rica SA.	Costa Rica
Test Solutions (Suzhou) Co., Ltd.	China
Everett Charles Technologies (Shenzhen) Limited	China